UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2024

WHEELS UP EXPERIENCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2135 American Way
Chamblee, Georgia	30341
(Address of principal executive offices)	(Zip Code)

(212) 257-5252
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	UP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Jeffrey Nedelman from the Board
(b)    On March 1, 2024 (the "Effective Date"), Jeffrey Nedelman notified the Board of Directors (the "Board") of Wheels Up Experience Inc. (the "Company") of his resignation from the Board, effective as of such date. The departure of Mr. Nedelman follows a change in his professional commitments and is not related to any disagreement with the Company or the Board regarding any matter related to the Company’s operations, policies or practices.
Appointment of Thomas Klein to the Board
(d)    In order to fill the vacancy on the Board following the resignation of Mr. Nedelman, on the Effective Date, the Board resolved to appoint Thomas Klein to the Board, effective as of Mr. Nedelman’s resignation from the Board. As a Class I director, Mr. Klein will have an initial term as a director until the 2025 annual meeting of the Company’s stockholders and his successor is duly elected and qualified.
Mr. Klein, age 61, currently serves as Senior Managing Director of Certares Management LLC ("Certares"), a role which he has held since September 2018. Prior to joining Certares, Mr. Klein was Chief Executive Officer and President of Sabre Corporation (NASDAQ: SABR) ("Sabre"), the parent company of Travelocity.com, from August 2013 until June 2016, and previously held various executive positions at Sabre, including as President, Executive Vice President and both domestic and international Senior Vice President. Mr. Klein led the initial public offering of Sabre in 2014. Prior to joining Sabre, he held various management positions at American Airlines and Consolidated Freightways, and has spent 29 years as an operator in the travel sector. Mr. Klein was also appointed by the U.S. Secretary of Commerce to serve on the Board of Directors of Brand USA in 2010 and continued his service, including as Chairman, until 2017. He also served on President Barack Obama’s President’s Advisory Council on Doing Business in Africa. Mr. Klein has served on the Board of Directors of Global Blue Group Holding AG (NYSE: GB) since June 2022 and Avia Solutions Group AB, a privately held company, since December 2021. He previously served on the Boards of Directors of Cedar Fair, L.P. (NYSE: FUN) from January 2012 to April 2019, Playa Hotels & Resorts N.V. (NASDAQ: PLYA) from March 2017 to March 2020, and Nirvana Travel & Tourism L.L.C. from July 2019 to December 2021. Mr. Klein received his Bachelor of Science degree in Business Administration from Villanova University, where he serves on the Board of Trustees.
There are no family relationships between Mr. Klein and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Klein was appointed to the Board pursuant to the Investment and Investor Rights Agreement, dated as of September 20, 2023 (as amended by Amendment No. 1 thereto, dated as of November 15, 2023, the “Investor Rights Agreement”), by and among, inter alia, the Company and CK Wheels LLC, as a CK Director (as defined in the Investor Rights Agreement); provided, that he is not a party to such agreement in his individual capacity. Otherwise, there are no arrangements or understandings between Mr. Klein and any other person pursuant to which he was appointed to serve on the Board. There are no transactions between Mr. Klein and the Company that would require disclosure under Item 404(a) of Regulation S-K. It is expected that Mr. Klein will receive similar compensation for his service as other similarly situated directors, if any. Mr. Klein replaced Mr. Nedelman as the Chair of the Nominating and ESG Committee of the Board, effective as of the Effective Date.
Item 7.01     Regulation FD Disclosure.
On March 7, 2024, the Company issued a press release regarding the appointment of Mr. Klein to the Board, a copy of which is furnished as Exhibit 99.1 and incorporated by reference herein.
The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.
 (d)    Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: March 7, 2024	By:	/s/ George Mattson
		Name:	George Mattson
		Title:	Chief Executive Officer